As filed with the Securities and Exchange Commission on November 2, 2000
                                                  Registration No. 333-_______
 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                 --------------

                          ELECTRONICS FOR IMAGING, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                         94-3086355
(State of Incorporation)                   (I.R.S.  Employer Identification No.)

                                303 Velocity Way
                       Foster City, California 94404-4803
                    (Address of principal executive offices)

                        Splash Technology Holdings, Inc.
                1996 Stock Option Plan (As Assumed by Registrant)
                            (Full title of the plan)

                                    Guy Gecht
                Chairman of the Board and Chief Executive Officer
                          Electronics For Imaging, Inc.
                                303 Velocity Way
                       Foster City, California 94404-4803
                                 (650) 357-3500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
======================================= ================= ===================== ===================== ==================
                                             Amount         Proposed Maximum      Proposed Maximum
         Title of Securities                 to be           Offering Price          Aggregate            Amount of
           to be Registered                Registered         per Share(1)       Offering Price(1)    Registration Fee
--------------------------------------- ----------------- --------------------- --------------------- ------------------
Splash Technology Holdings, Inc.
1996 Stock Option Plan
     Common Stock, $.001 par value       1,020,783 shares      $13.7952            $14,081,905.64         $3,718

--------------------------------------- ----------------- --------------------- --------------------- ------------------
Total                                                                                      $                     $
======================================= ================= ===================== ===================== ==================

(1) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act") on the basis of the weighted average exercise price of the outstanding options.

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by Electronics For Imaging, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

                  (a) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on March 17, 2000, pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                  (b) The Company's Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2000 and August 14, 2000, for the periods ended March 31, 2000 and June 30, 2000, respectively;

                  (c) The Company's Current Reports on Form 8-K filed with the SEC on August 31, 2000 and October 31, 2000; and

                  (d) The Company's Registration Statement No. 000-18805 on Form S-A filed with the SEC on August 28, 1992, pursuant to Section 12(g) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Company's Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933 (the "1933 Act"). The Company's Amended and Restated Certificate of Incorporation requires the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company's Amended and Restated Bylaws require the Company to indemnify any persons by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that if an action or suit is by or in the right of the Company against such director, officer, employee or agent of the Company and such person is adjudged to be liable to the Company then the Company shall only indemnify such person to the extent that the court in which such action or suit is brought shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                  The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

Item 8.  EXHIBITS

Exhibit
Number            Exhibit

    4 Instruments Defining the Rights of Shareholders. Reference is made to Registrant's Statements No. 000-18805 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d)

    5             Opinion and consent of Brobeck, Phleger & Harrison LLP.

   23.1           Consent    of    PricewaterhouseCoopers    LLP,    Independent
                  Accountants.

   23.2           Consent of Brobeck,  Phleger & Harrison  LLP is  contained  in
                  Exhibit 5.

   24             Power of Attorney is contained on the signature pages.

   99.1 Splash Technology Holdings, Inc. 1996 Stock Option Plan (Amended and Restated Through August 24, 2000).

Item 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California on November 2, 2000.

                                      ELECTRONICS FOR IMAGING, INC.

                                      By:  /s/ Guy Gecht
                                           -------------
                                           Guy Gecht
                                           Chief Executive Officer and Chairman
                                           of the Board

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Guy Gecht and Joseph Cutts and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant   to  the   requirements   of  the  1933  Act,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Date          Title
---------
                                        Chief Executive Officer and Chairman of
/s/ Guy Gecht             11/02/00      the Board (Principal Executive Officer)
Guy Gecht

                                        President, Chief Operating Officer and
/s/ Fred Rosenzweig       11/02/00      Director
Fred Rosenzweig

                                        Chief Financial Officer
/s/ Joseph Cutts          11/02/00      and
Joseph Cutts                            Corporate Secretary (Principal Financial
                                        and Accounting Officer)

/s/ Jean-Louis Gassee     11/02/00      Director

Jean-Louis Gassee


/s/ James S. Greene       11/02/00      Director

James S.  Greene

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                          ELECTRONICS FOR IMAGING, INC.

                                  EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------

     4 Instruments Defining the Rights of Shareholders. Reference is made to Registrant's Statements No. 000-18805 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d)

    5             Opinion and consent of Brobeck, Phleger & Harrison LLP.

   23.1           Consent    of    PricewaterhouseCoopers    LLP,    Independent
                  Accountants.

   23.2           Consent of Brobeck,  Phleger & Harrison  LLP is  contained  in
                  Exhibit 5.

   24.1           Power of Attorney is contained on the signature pages.

   99.1 Splash Technology Holdings, Inc. 1996 Stock Option Plan (Amended and Restated Through August 24, 2000).